Exhibit 99.1

SunHydrogen Announces Agreement with CTF Solar GmbH, Global Innovator of Thin Film Solar Cell Modules, to Accelerate Production of Green Hydrogen Panels

CORALVILLE, IA – July 23, 2024 – SunHydrogen, Inc. (OTCQB: HYSR), the developer of a breakthrough technology to produce renewable hydrogen using sunlight and water, today announced that the Company has entered into a technology collaboration agreement with CTF Solar GmbH to integrate CTF’s solar cell modules into SunHydrogen’s technology for green hydrogen production.

In a recent letter to shareholders, SunHydrogen’s CEO Tim Young detailed the advantages of pursuing this strategy in parallel with the Company’s nanoparticle technology.

Over the past eight months, SunHydrogen has successfully adapted CTF Solar’s commercial solar cell module design to create a 100 cm2 hydrogen module that facilitates hydrogen production with minimal modifications to the existing manufacturing process. This strategic adaptation enhances the photovoltaic elements to achieve optimal voltages and currents, essential for efficient hydrogen generation. Furthermore, SunHydrogen is leading efforts to integrate catalysts and is collaborating closely with CTF Solar to implement stabilization coatings, ensuring improved performance and durability of the modules.

Through the agreement, SunHydrogen and CTF Solar will initiate the production of hydrogen modules for a pilot demonstration involving 50 1m2 green hydrogen panels. This collaboration will evaluate the performance, cost-efficiency and operational functionality of these modules at a systems level. Soon, SunHydrogen plans to announce an industrial partner for development of housing units and essential infrastructure necessary for scaling up to commercial production.

With a proud history spanning decades of innovation, CTF Solar is not only a technical partner, but also a robust industrial partner capable of scaling operations globally. Located in Dresden, Germany, CTF Solar is managed by pioneering German photovoltaic engineers and owned by China Triumph International Engineering Co., Ltd. (CTIEC), a top 200 global design and engineering company. CTIEC is part of the CNBM Group, a Global Fortune 500 company and the largest building materials supplier in Asia.

About SunHydrogen, Inc.

SunHydrogen is developing breakthrough technologies to make, store and use green hydrogen in a market that Goldman Sachs estimates to be worth $12 trillion by 2050. Our patented SunHydrogen Panel technology, currently in development, uses sunlight and any source of water to produce low-cost green hydrogen. Like solar panels that produce electricity, our SunHydrogen Panels will produce green hydrogen. Our vision is to become a major technology supplier in the new hydrogen economy. By developing, acquiring and partnering with other critical technologies, we intend to enable a future of emission-free hydrogen production for all industrial applications such as fertilizer and petroleum refining as well as fuel cell applications. for mobility and data centers. To learn more about SunHydrogen, please visit our website at www.SunHydrogen.com.

Safe Harbor Statement

Matters discussed in this press release may contain forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. Forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Forward-looking statements contained herein are applicable only as of the date on which they are made, and the Company does not assume any obligation to update any forward-looking statements, except as may be required under applicable law.

Press Contact

info@sunhydrogen.com